CONSENT OF BDO LLP

The undersigned hereby consents to all references to the undersigned’s name and inclusion and use of descriptions of and references to the Independent Expert Report dated 26 October 2017 prepared by the undersigned and relating to the draft terms of merger of Sensata Technologies Holding Plc and Sensata Technologies Holding N.V., in the Registration Statement on Form S-4 (No. 333-220735) of Sensata Technologies Holding plc (the “Registration Statement”), any amendments to the Registration Statement, and the proxy statement/prospectus related to the Registration Statement.

November 8, 2017

BDO LLP

/s/ BDO LLP

BDO LLP